[DESCRIPTION]   CALCULATION OF EARNINGS PER SHARE

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                                                                 EXHIBIT 11.1


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF EARNINGS PER COMMON SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                    Thirteen       Thirteen
                                                  Weeks Ending   Weeks Ending
                                                    March 28,       March 29,
                                                      1998           1997
                                                  ------------   ------------


Earnings available for earnings per share:

Net income                                        $      4,492   $      3,005
                                                  ============   ============






Average number of common shares outstanding             11,686         12,726
                                                  ============   ============






Earnings per common share                         $       0.38   $       0.24
                                                  ============   ============

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